Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-87421) of Cephalon, Inc., of our report dated June 12, 2008 relating to the financial statements and related supplemental schedule of the Cephalon, Inc. 401(k) Profit Sharing Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Philadelphia, PA

June 20, 2008